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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported) March 28, 2007

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
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             (Exact Name of the Registrant as Specified in Charter)

           Nevada                   000-51859                98-0372780
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(State or Other Jurisdiction      (Commission            (IRS Employer
     of Incorporation)            File Number)         Identification No.)

           1077 Business Center Circle, Newbury Park, California 91320
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (805) 480-1994

                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEMS 1.01 AND 5.02   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND APPOINTMENT
OF CERTAIN OFFICERS.

On March 28, 2007, Electronic Sensor Technology, Inc. (the "Registrant") entered into an offer letter with Barry S. Howe pursuant to which Mr. Howe will become Chief Operating Officer of the Registrant. It is currently anticipated that Mr. Howe will begin serving as Chief Operating Officer of the Registrant on April 11, 2007. Prior to the entry into the offer letter by the Registrant and Mr. Howe, the Board of Directors of the Registrant created the position of Chief Operating Officer and approved extending the offer outlined in the offer letter to Mr. Howe.

Prior to joining the Registrant, Mr. Howe held various executive positions within the Thermo Electron Corporation family of companies, including President and Chief Executive Officer of Thermo Electron subsidiaries and President of several divisions. Thermo Electron Corporation provides process monitoring and control instrumentation to the metals, chemical and food and beverage industries. From 2002 to 2004, Mr. Howe served as the President and Corporate Vice President of the Measurement and Control Sector. In 2006, Mr. Howe served on the Board of Directors and the Audit Committee of Glenrose Instruments Inc. Mr. Howe received a B.S. in Business Administration from Boston University.

Mr. Howe does not have any family relationship with any other executive officer or director of the Registrant. Mr. Howe has not been a party to or had a direct or indirect material interest in any transaction, proposed transaction or series of transactions in which the Registrant was, is to be or was to have been a party during the past two years involving an amount in excess of $120,000.

Attached hereto as Exhibit 10.1 and incorporated herein by reference is the offer letter extended to Mr. Howe on March 26, 2007 and accepted by Mr. Howe on March 28, 2007, regarding his employment with the Registrant as Chief Operating Officer. The offer letter provides that Mr. Howe will serve as Chief Operating Officer of the Registrant for a trial period of three months, at the end of which the Board of Directors of the Registrant will evaluate Mr. Howe and consider him for the position of Chief Executive Officer. The letter also contemplates nominating Mr. Howe to serve as a director of the Registrant at such time. The offer letter sets Mr. Howe's salary at $150,000 per year, to be reviewed after the three-month trial period, and provides for an option to purchase 1 million shares of the Registrant's common stock to be granted to Mr. Howe at the end of such trial period if Mr. Howe is appointed Chief Executive Officer at such time, of which 100,000 of the option shares will be vested on the date of the grant and 900,000 of the option shares will vest in installments of 25% per year on each anniversary of Mr. Howe's employment.

The offer letter provides for a maximum severance payment of one-third of a month's salary for up to six months in the event of termination by the Registrant without cause following the end of the three-month trial period. Mr. Howe will be required to relocate to California from Boston, Massachusetts as a condition to his employment and, as such, the letter provides for the payment of moving expenses in the amount of $25,000. The offer letter also generally provides for benefits extended to similarly situated executives of the Registrant.

ITEM 9.01      EXHIBITS.

Exhibit No.    Description
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10.1           Offer letter dated March 28, 2007 between the Registrant and
               Barry S. Howe.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ELECTRONIC SENSOR TECHNOLOGY, INC.


Date: April 3, 2007                           By: /s/ Philip Yee
                                                  ------------------------------
                                              Name:  Philip Yee
                                              Title: Secretary, Treasurer and
                                                     Chief Financial Officer